EXHIBIT C


                           Joint Acquisition Statement


Pursuant to Rule 13d-1(k)(1)


         The undersigned  acknowledge and agree that the foregoing  statement on
Schedule 13D, as amended, is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D, as amended, shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that he or it knows or has reason to believe that such information is inaccurate.


DATED: November 5, 2001


                                    ALPHA TRUST


                                    By:  Radcliffes Trustee Company S.A.,
                                         Trustee


                                    By: /s/ Richard Crook
                                       ---------------------------------
                                       Name:  Richard Crook
                                       Title: Authorized Representative



                                    By:  /s/ Serge Richard
                                       ---------------------------------
                                       Name:  Serge Richard
                                       Title: Authorized Representative


                                        /s/ Anthony J. Gumbiner
                                       ------------------------------------
                                       Anthony J. Gumbiner